THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

I HEREBY CONSENT to the inclusion of my firm name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as having passed on the legality of the shares of common stock being offered by the registrant, PROTECWERX INC.

DATED this 15TH day of May 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By: ____________________
Conrad C. Lysiak